EXHIBIT 10.4

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of September 24, 2019, by and among Black Ridge Oil & Gas, Inc., a Nevada corporation (“Company”), and Ken DeCubellis ("DeCubellis"). Company and DeCubellis may be referred to individually herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, DeCubellis currently serves as the Chief Executive Officer of the Company;

WHEREAS, Company desires to outline the compensation terms for DeCubellis on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the terms and provisions set forth herein and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                  Compensation to DeCubellis. The Company shall pay DeCubellis in monthly increments an amount equal to the base salary at $300,000 per year from the date hereof through at least August 9, 2021. Such payment will be made, at the Company's election as of the beginning of each month, via (A) cash, (B) the transfer of a number of shares of common stock of Allied Esports Entertainment, Inc. (AESE) equal to the payment to be made based on the weighted average of the previous ten (10) day closing trade pricing or (C) a combination of cash and stock. All payments elected to be paid via stock will be paid by transfer from the Company to DeCubellis of the specified number of shares of common stock of Allied Esports Entertainment, Inc. (AESE) as determined according to this Section. All payments will be made after any applicable Federal, state, or local income or employment tax withholding. AESE shares transferred to DeCubellis may be lower or higher in fair market value at the time of the transfer, which may affect the withholding amount required at the time of payment. DeCubellis shall be entitled to such payments to continue through August 9, 2021 in the event that he is terminated by the Company without Cause. DeCubellis shall not be entitled to any payment under this provision after the date of termination if he voluntarily terminates his employment with Company prior to August 9, 2021 or retires, resigns or dies or if the Company terminates DeCubellis for Cause. As used herein, "Cause" means termination of DeCubellis' employment for (i) any conviction of the DeCubellis, or plea of guilty or no contest by DeCubellis, to a felony, or (ii) any act or acts of dishonesty by DeCubellis intended to result in personal enrichment to DeCubellis at the expense of the Company; or (iii) failure to follow the lawful instructions of the Board of Directors of the Company.

2.                  Existing Agreements. This Agreement supersedes the Change of Control Agreement dated April 5, 2013 with respect to payment to DeCubellis. In addition, at all times, DeCubellis shall continue to be bound by the terms of the Employee Agreement regarding Proprietary Information, Confidentiality, Loyalty and Noninterference entered into between the Company and DeCubellis.

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3.                  Release. In consideration of the payment described in Section 1, in the event of the termination of DeCubellis' employment with the Company without Cause, DeCubellis agrees to sign a Separation and Release Agreement in the form determined by the Board waiving all claims that DeCubellis may have against the Company. In the event that DeCubellis does not sign the Release Agreement or revokes his acceptance of the Release Agreement, DeCubellis will not receive the payments described in this Agreement.

4.                  Assignment. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated (whether by operation of law or otherwise) without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; provided, that the foregoing shall in no way restrict the performance of a Service by a subsidiary or a third-party as otherwise allowed hereunder.

5.                  Miscellaneous.

5.1              Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes any and all prior or contemporaneous understandings, negotiations or agreements between the Parties and shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives and permitted successors and assigns.

5.2              Amendments and Waiver. Any amendment, supplement, variation, alteration or modification to the Agreement must be made in writing and duly executed by an authorized representative or agent of each of the Parties.

5.3              Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.4              Counterparts. This Agreement may be executed by one or more of the Parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5              Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. THE Parties hereby irrevocably submit to the exclusive jurisdiction of the STATE AND FEDERAL COURTS OF THE STATE OF MINNESOTA, and each Party hereby irrevocably agrees that all claims in respect of such dispute, controversy or claim may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Laws, any objection which they may now or hereafter have to the laying of venue of any such dispute, controversy or claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute, controversy or claim. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

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5.6              WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.7              Further Assurances. The Parties agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby and thereby.

5.8              Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

5.9              Construction. The Parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement.

5.10          Survival. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

BLACK RIDGE OIL & GAS, INC.

By:
Name:
Designation:

Ken DeCubellis

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